                                                                     EXHIBIT 4.2


                                    FORM OF
          NEW HAMPSHIRE THRIFT BANCSHARES, INC. 1998 STOCK OPTION PLAN
                             STOCK OPTION AGREEMENT
                             ----------------------

-------------------------------------    ---------------------------------------
         Name of Optionee                          Social Security Number


--------------------------------------------------------------------------------
                                 Street Address

-------------------------------------------    -----------    ------------------
                    City                          State             ZIP Code

          This Stock Option Agreement is intended to set forth the terms and conditions on which an Stock Option has been granted under the New Hampshire Thrift Bancshares, Inc. 1998 Stock Option Plan. Set forth below are the specific terms and conditions applicable to this Stock Option. Attached as Exhibit A are its general terms and conditions.


================================================================================
Option Grant                   (A)      (B)      (C)      (D)      (E)
================================================================================
ISO or NQSO
--------------------------------------------------------------------------------
Grant Date:
--------------------------------------------------------------------------------
Class of Optioned Shares*    Common   Common   Common   Common   Common
--------------------------------------------------------------------------------
No. of Optioned Shares*
--------------------------------------------------------------------------------
Exercise Price Per Share*
--------------------------------------------------------------------------------
VESTING
--------------------------------------------------------------------------------
Earliest Exercise Date*
--------------------------------------------------------------------------------
Option Expiration Date*
================================================================================

*Subject to adjustment as provided in the Plan and the General Terms and Conditions.

By signing where indicated below, the Company grants this Stock Option upon the specified terms and conditions, and the Optionee acknowledges receipt of this Stock Option Agreement, including Exhibit A, and agrees to observe and be bound by the terms and conditions set forth herein.

NEW HAMPSHIRE THRIFT BANCSHARES, INC.                   OPTIONEE


By
   -----------------------------------          --------------------------------
          Name:
                ----------------------
          Title:
                ----------------------

--------------------------------------------------------------------------------
INSTRUCTIONS: This page should be completed by or on behalf of the Plan Administrators. Any blank space intentionally left blank should be crossed out. An option grant consists of a number of optioned shares with uniform terms and conditions. Where options are granted on the same date with varying terms and conditions (for example, varying exercise prices or earliest exercise dates), the options should be recorded as a series of grants each with its own uniform terms and conditions.

                                                                       EXHIBIT A
                                                                       ---------
          NEW HAMPSHIRE THRIFT BANCSHARES, INC. 1998 STOCK OPTION PLAN
                             STOCK OPTION AGREEMENT
                             ----------------------

                          GENERAL TERMS AND CONDITIONS


          SECTION 1.  INCENTIVE STOCK OPTION.  If indicated, and only if
                      ----------------------
indicated, the Company intends the Option evidenced hereby to be an "incentive stock option" within the meaning of section 422 of the Internal Revenue Code of 1986. Options granted to outside directors will not be incentive stock options.

          SECTION 2.  OPTION PERIOD.  (a)  Subject to section 2(b), the Optionee
                      -------------
shall have the right to purchase all or any portion of the optioned Common Stock at any time during the period ("Option Period") commencing on the Earliest Exercise Date and ending on the earliest to occur of the following dates:

          (i)   the last day of the ten-year period commencing on the Grant
                Date;

          (ii) the last day of the three-month period commencing on the date of the Optionee's termination of service with the Company other than for death, permanent and total disability within the meaning of section 22(e)(3) of the Code ("Disability") or Termination for Cause (as defined in any service agreement with the Company) or if the Optionee dies or becomes permanently disabled within three (3) months after his or her termination of service, the last day of twelve-month period commencing on the date of death of the date of Disability;

          (iii) the last day of the twelve-month period commencing on the date of the Optionee's termination of service with the Company by reason of death or Disability;

          (iv) the date the Optionee ceases to provide services for the Company due to a Termination for Cause;

          (v) if the option is an incentive stock option and if, as of the date of this grant, the Optionee owns Common Stock comprising more than 10% of the total combined voting power of all classes of stock of the Company, the last day of the five-year period commencing on the Grant Date.

          (b) Upon the termination of the Optionee's service with the Company, any Option granted hereunder for which the Earliest Exercise Date has not occurred is deemed forfeited.


          SECTION 3.  EXERCISE PRICE.  During the Option Period, the Optionee
                      --------------
shall have the right to purchase all or any portion of the Optioned Common Stock at the Exercise Price per Share.

          SECTION 4.  METHOD OF EXERCISE.  The Optionee may, at any time during
                      ------------------
the Option Period provided by section 2, exercise his right to purchase all or any part of the optioned Common Stock then available for purchase; provided, however, that the minimum number of shares of optioned Common Stock which may be purchased shall be one hundred (100) or, if less, the total number of shares of optioned Common Stock then available for purchase. The Optionee shall exercise such right by:

          (a) giving written notice to the Plan Administrator, in the form attached hereto as Appendix A; and

          (b) delivering to the Plan Administrator full payment of the Exercise Price for the Optioned Shares to be purchased.

The date of exercise shall be the earliest date practicable following the date the requirements of this section 4 have been satisfied, but in no event more than three (3) days after such date. Payment shall be made (i) in United States dollars by certified check, money order or bank draft made payable to the order of New Hampshire Thrift Bancshares, Inc., (ii) in Shares duly endorsed for transfer and with all necessary stock transfer tax stamps attached, already owned by the Optionee and having a fair market value equal to the Exercise Price, such fair market value to be determined in such manner as may be provided by the Plan Administrator or the Administrator or as may be required in order to comply with or conform to the requirements of any applicable laws or regulations, or (iii) in a combination of (i) and (ii). In the event that an Optionee shall exercise his or her option in whole or in part with Common Stock previously acquired through the exercise of an incentive stock option, all such shares shall have been held by the Optionee for the applicable periods provided by section 422(a) of the Code prior to their tender to the Company in the exercise of such option.

          SECTION 5.  DELIVERY AND REGISTRATION OF OPTIONED SHARES.  As soon as
                      --------------------------------------------
is practicable following the date on which the Optionee has satisfied the requirements of section 4, the Plan Administrators shall take such action as is necessary to cause the Company to issue a stock certificate evidencing the Optionee's ownership of the optioned Common Stock that have been purchased. The Optionee shall have no right to vote nor have any other rights with respect to optioned Common Stock, prior to the date as of which such optioned Common Stock are transferred to the Optionee on the stock transfer records of the Company, and no adjustments shall be made for any dividends or other rights for which the record date is prior to the date as of which such transfer is effected. The obligation of the Company to deliver Common Stock under this Agreement shall, if the Plan Administrators so request, be conditioned upon the receipt of a representation as to the investment intention of the Optionee to whom such Common Stock is to be delivered, in such form as the Plan Administrator shall determine to be necessary or advisable to comply with the provisions of applicable federal, state or local law. It may be provided that any such representation shall become inoperative upon a registration of the Common Stock or upon the occurrence of any other event eliminating the necessity of such representation. The Company shall not be required to deliver any Common Stock under this Agreement prior to (a) the admission of such Common Stock to listing on any stock exchange on which Common Stock may then be listed, or (b) the completion of such registration or other qualification under any state or federal law, rule or regulations as the Plan Administrators shall determine to be necessary or advisable.

          SECTION 6.  RESTRICTIONS ON GRANT AND SALE.  (a)  In the case of an
                      ------------------------------
incentive stock option, if, for any calendar year, the sum of (i) plus (ii) exceeds $100,000, where (i) equals the Fair Market Value (determined as of the date of the grant) of Common Stock subject to an option which first become available for purchase during such calendar year, and (ii) equals the Fair Market Value (determined as of the date of grant) of Common Stock subject to any other Stock Options and previously granted to the same Optionee which first become exercisable in such calendar year, then that portion of the Common Stock subject to such options which causes the sum of (i) and (ii) to exceed $100,000 shall be deemed to be Common Stock granted pursuant to a non-qualified option, with the same terms as the option or options intended to be an incentive stock option;

          (b) Except with the prior written approval of the Plan Administrator, no individual shall dispose of Common Stock acquired pursuant to the exercise of an incentive stock option until after the later of (i) the second anniversary of the date on which the incentive stock option was granted, or (ii) the first anniversary of the date on which the incentive stock option was acquired; in effect, there is a one year holding period from the time of exercise until the time of sale.

          SECTION 7.  ADJUSTMENTS IN THE EVENT OF REORGANIZATION.  In the event
                      ------------------------------------------
of any merger, consolida tion, or other business reorganization in which the Company is the surviving entity, and in the event of any stock split, stock dividend or other event generally affecting the number of shares of Common Stock held by each person who is then a shareholder of record, the number of shares of Common Stock subject to the option granted hereunder and the Exercise Price per share of such option shall be adjusted in accordance with section 8.3 of the Plan to account for such event. In the event of any merger, consolidation, or other business reorganization in which the Company is not the surviving entity, the option granted hereunder shall be accelerated and/or adjusted in accordance with section 8.3 of the Plan.

          SECTION 8.  NO RIGHT TO CONTINUED EMPLOYMENT.  Nothing in this
                      --------------------------------
Agreement nor any action of the Board or Plan Administrators with respect to this Agreement shall be held or construed to confer upon the Optionee any right to a continuation of service with the Company. The Optionee may be dismissed or otherwise dealt with as though this Agreement had not been entered into.

          SECTION 9.  TAXES.  Where any person is entitled to receive shares
                      -----
pursuant to the exercise of the Option granted hereunder, the Company shall have the right to require such person to pay to the Company the amount of any tax which the Company is required to withhold with respect to such shares, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of shares to cover the amount required to be withheld.

          SECTION 10.  NOTICES.  Any communication required or permitted to be
                       -------
given under the Plan, including any notice, direction, designation, comment, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally or five (5) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below, or at such other address as one such party may by written notice specify to the other party:

          (a)   If to the Plan Administrators:

                New Hampshire Thrift Bancshares, Inc.
                9 Main Street
                Newport, New Hampshire  03773

                Attention:  Administrator of New Hampshire Thrift Bancshares,
                            Inc.
                            Stock Option Plan
                            -------------------------------------------------

          (b) If to the Optionee, to the Optionee's address as shown in the Company's personnel records.

          SECTION 11.  RESTRICTIONS ON TRANSFER.  The option granted hereunder
                       ------------------------
shall not be subject in any manner to anticipation, alienation or assignment, nor shall such option be liable for or subject to debts, contracts, liabil ities, engagements or torts, nor shall it be transferable by the Optionee other than to Family Members or Non-profit Organizations by will or by the laws of descent and distribution. During the lifetime of the Optionee, the option granted hereunder shall be exercisable only by him.

          SECTION 12.  SUCCESSORS AND ASSIGNS.  This Agreement shall inure to
                       ----------------------
the benefit of and shall be binding upon the Company and the Optionee and their respective heirs, successors and assigns.

          SECTION 13.  CONSTRUCTION OF LANGUAGE.  Whenever appropriate in the
                       ------------------------
Agreement, words used in the singular may be read in the plural, words used in the plural may be read in the singular, and words importing the masculine gender may be read as referring equally to the feminine or the neuter. Any reference to a section shall be a reference to a section of this Agreement, unless the context clearly indicates otherwise. Capitalized terms not speci fically defined herein shall have the meanings assigned to them under the Plan.

          SECTION 14.  GOVERNING LAW.  This Agreement shall be construed,
                       -------------
administered and enforced according to the laws of the State of New Hampshire without giving effect to the conflict of laws principles thereof, except to the extent that such laws are preempted by the federal law.

          SECTION 15.  AMENDMENT.  This Agreement may be amended, in whole or in
                       ---------
part and in any manner not inconsistent with the provisions of the Plan, at any time and from time to time, by written agreement between the Company and the Optionee.

          SECTION 16.  PLAN PROVISIONS CONTROL.  This Agreement and the rights
                       -----------------------
and obligations created hereunder shall be subject to all of the terms and conditions of the Plan. In the event of any conflict between the provisions of the Plan and the provisions of this Agreement, the terms of the Plan, which are incorporated herein by reference, shall control. By signing this Agreement, the Optionee acknowledges receipt of a copy of the Plan.

     SECTION 17.  CHANGE IN CONTROL.  In the event (i) of a "change in control"
                  -----------------
as defined in the Plan or (ii) an agreement is reached for the dissolution, liquidation, reorganization, merger, combination, consolidation or sale or transfer of assets or stock in which provision is not made in the transaction, prior to the receipt of regulatory approval of such transaction, for the continuance of the Plan and for the assumption of options theretofore granted or the substitution for those options of new options covering the stock of a successor corporation or a parent or subsidiary thereof, the Optionee (or that person's estate or a person who acquired the right to exercise the option from the Optionee by bequest or inheritance) shall be entitled, to purchase, in whole or in part, the full number of shares of Common Stock granted hereunder which he or she would otherwise have been entitled to purchase during the remaining Option Period and without regard to any otherwise applicable exercise restrictions set forth herein.

                      APPENDIX A TO STOCK OPTION AGREEMENT
          NEW HAMPSHIRE THRIFT BANCSHARES, INC. 1998 STOCK OPTION PLAN
                       NOTICE OF EXERCISE OF STOCK OPTION

-----------------------------------------------------------------------------------------------------------------------------------
USE THIS NOTICE TO INFORM THE PLAN ADMINISTRATOR ADMINISTERING THE NEW HAMPSHIRE THRIFT BANCSHARES, INC. 1998 STOCK OPTION PLAN
("PLAN") THAT YOU ARE EXERCISING YOUR RIGHT TO PURCHASE SHARES OF COMMON STOCK ("SHARES") OF NEW HAMPSHIRE THRIFT BANCSHARES, INC.
(THE "COMPANY") PURSUANT TO AN OPTION ("OPTION") GRANTED UNDER THE PLAN. IF YOU ARE NOT THE PERSON TO WHOM THE OPTION WAS GRANTED
("OPTION RECIPIENT"), YOU MUST ATTACH TO THIS NOTICE PROOF OF YOUR RIGHT TO EXERCISE THE OPTION GRANTED UNDER THE STOCK OPTION
AGREEMENT ENTERED INTO BETWEEN THE COMPANY AND THE OPTION RECIPIENT ("AGREEMENT"). THIS NOTICE SHOULD BE PERSONALLY DELIVERED OR
MAILED BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED TO: NEW HAMPSHIRE THRIFT BANCSHARES, INC., 9 MAIN STREET, NEWPORT, NEW HAMPSHIRE
03773 ATTENTION: PLAN ADMINISTRATOR. THE EFFECTIVE DATE OF THE EXERCISE OF THE OPTION SHALL BE THE EARLIEST DATE PRACTICABLE
FOLLOWING THE DATE THIS NOTICE IS RECEIVED BY THE COMPANY, BUT IN NO EVENT MORE THAN THREE DAYS AFTER SUCH DATE ("EFFECTIVE DATE").
EXCEPT AS SPECIFICALLY PROVIDED TO THE CONTRARY HEREIN, CAPITALIZED TERMS SHALL HAVE THE MEANINGS ASSIGNED TO THEM UNDER THE PLAN.
THIS NOTICE IS SUBJECT TO ALL OF THE TERMS AND CONDITIONS OF THE PLAN AND THE AGREEMENT.

OPTION INFORMATION Identify below the Option that you are exercising by providing the following information from the Stock Option
Agreement.

NAME OF OPTION RECIPIENT: _____________________________________________________
OPTION GRANT DATE:  ____________________, __________      EXERCISE PRICE PER SHARE:   $_________.____
                      (Month and Day)       (Year)

EXERCISE PRICE   Compute the Exercise Price below and select a method of payment.

 TOTAL EXERCISE PRICE  ________________      x     $__________.______ = $_______________
                        (No. of Shares)             (Exercise Price)     Total Exercise Price

 METHOD OF PAYMENT
 [_]    I enclose a certified check, money order, or bank draft payable to the order of
        Falmouth Bancorp, Inc. in the amount of                                                         $
                                                                                                         ---------------
 [_]    I enclose Shares duly endorsed for transfer to the Company with all stamps attached
        and having a fair market value of                                                               $
                                                                                                         ---------------
 [_]    I hereby request that the Committee cancel the number of Shares covered by my Stock Option
        Agreement with the Company having a fair market value of                                        $
                                                                                                         ---------------

        Total Exercise Price                                                                            $
                                                                                                         ---------------
ISSUANCE OF CERTIFICATES
 I hereby direct that the stock certificates representing the Shares purchased pursuant to section
  2 above be issued to the following person(s) in the amount specified below:

Name and Address                                                      Social Security No.            No of Shares

-------------------------------------------------------------            -     -
                                                                      -------------------            ------------
-------------------------------------------------------------


-------------------------------------------------------------            -     -
                                                                      -------------------            ------------
-------------------------------------------------------------

WITHHOLDING ELECTIONS   For Employee Option Recipients with Non-Qualified Stock Options only.  Beneficiaries and Outside Directors should not complete.

   I understand that I am responsible for the amount of federal, state and local taxes required to be withheld with respect to the
   Shares to be issued to me pursuant to this Notice, but that I may request the Company to retain or sell a sufficient number of such Shares to cover the amount to be withheld. I hereby request that any taxes required to be withheld be paid in the following manner [check one]:

      [_]       With a certified or bank check that I will deliver to the Committee on the day after the
                Effective Date of my Option exercise.

      [_]       With the proceeds from a sale of Shares that would otherwise be distributed to me.

      [_]       Retain shares that would otherwise be distributed to me.

   I understand that the withholding elections I have made on this form are not binding on the Committee, and that the Committee will decide the amount to be withheld and the method of withholding and advise me of its decision prior to the Effective Date. I further understand that the Committee may request additional information or assurances regarding the manner and time at which I will report the income attributable to the distribution to be made to me.

   I further understand that if I have elected to have Shares sold to satisfy tax withholding, I may be asked to pay a minimal amount of such taxes in cash in order to avoid the sale of more Shares than are necessary.

COMPLIANCE WITH TAX AND SECURITIES LAWS
                 I understand that I must rely on, and consult with, my own tax and legal counsel (and not the Company) regarding
 S       H       the application of all laws --particularly tax and securities laws -- to the transactions to be effected pursuant
 I       E       to my Option and this Notice. I understand that I will be responsible for paying any federal, state and local taxes
 G       R       that may become due upon the sale (including a sale pursuant to a "cashless exercise") or other disposition of
 N       E       Shares issued pursuant to this Notice and that I must consult with my own tax advisor regarding how and when such income will be reportable.


                 ---------------------------------------------------            ------------------------------------
                                              Signature                                          Date

                 ---------------------------------------------------------------------------------------------------
                                                                     Address
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
                                                         INTERNAL USE ONLY
Received  [check one]:          [_]  By Hand    [_]  By Mail Post Marked
                                                                                        _______________________________
                                                                                                Date of Post Mark

By
   -----------------------------------------------------                                _______________________________
                Authorized Signature                                                             Date of Receipt
----------------------------------------------------------------------------------------------------------------------------------

                      APPENDIX B TO STOCK OPTION AGREEMENT
          NEW HAMPSHIRE THRIFT BANCSHARES, INC. 1998 STOCK OPTION PLAN

                          BENEFICIARY DESIGNATION FORM


------------------------------------------------------------------------------------------------------------------------------------
GENERAL
INFORMATION           Use this form to designate the Beneficiary(ies) who may exercise Options outstanding to you at the time of your death.

NAME OF PERSON
MAKING DESIGNATION                                                              SOCIAL SECURITY NUMBER       -       -
                      ------------------------------------------------                                 -----------------------------

BENEFICIARY           Complete sections A and B. If no percentage shares are specified, each Beneficiary in the same class
DESIGNATION           (primary or contingent) shall have an equal share.  If any designated Beneficiary predeceases you, the shares of each remaining Beneficiary in the same class (primary or contingent) shall be increased proportionately.

A  PRIMARY BENEFICIARY(IES).  I hereby designate the following person as my primary Beneficiary under the Plan, reserving the right to change or revoke this designation at any time prior to my death:

Name                            Address                                  Relationship     Birthdate                 Share

                                ------------------------------------                                                             %
-----------------------         ------------------------------------    -------------   ---------------       --------------------
                                ------------------------------------                                                             %
-----------------------         ------------------------------------    -------------   ---------------       --------------------
                                ------------------------------------                                                             %
-----------------------         ------------------------------------    -------------   ---------------       --------------------
                                                                                                              Total  =  100%

B  CONTINGENT BENEFICIARY(IES).  I hereby designate the following person(s) as my contingent Beneficiary(ies) under the Plan to receive benefits only if all of my primary Beneficiaries should predecease me, reserving the right to change or revoke this designation at any time prior to my death as to all outstanding Options:

Name                            Address                                  Relationship     Birthdate                 Share

                                ------------------------------------                                                             %
-----------------------         ------------------------------------    -------------   ---------------       --------------------
                                ------------------------------------                                                             %
-----------------------         ------------------------------------    -------------   ---------------       --------------------
                                ------------------------------------                                                             %
-----------------------         ------------------------------------    -------------   ---------------       --------------------
                                                                                                              Total  =  100%

------------------------------------------------------------------------------------------------------------------------------------

S       H              I understand that this Beneficiary Designation shall be effective only if properly completed and
I       E              received by the Corporate Secretary of New Hampshire Thrift Bancshares, Inc. prior to my death, and
G       R              that it is subject to all of the terms and conditions of the Plan.  I also understand that an
N       E              effective Beneficiary designation revokes my prior designation(s) with respect to all outstanding
                       Options.



                       ---------------------------------------------------------------    ---------------------------------
                                                 Your Signature                                         Date
------------------------------------------------------------------------------------------------------------------------------------

                                                         INTERNAL USE ONLY
                                                        ------------------
This Beneficiary Designation was received by the Corporate Secretary of New                              Comments
 Hampshire Thrift Bancshares, Inc. on the date indicated.






By
   -------------------------------------------------     --------------------
                Authorized Signature                            Date
------------------------------------------------------------------------------------------------------------------------------------

                                                                 Date of Receipt